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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

JOE'S JEANS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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JOE'S JEANS INC.
2340 South Eastern Avenue
Commerce, California 90040
(323) 837-3700

SUPPLEMENT TO THE PROXY STATEMENT FOR THE
2014 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 8, 2014

        The following information relates to the proxy statement (the "Proxy Statement") of Joe's Jeans Inc. ("we," "us," "our," the "Joe's," or "Joe's Jeans"), dated March 10, 2014, furnished to Joe's stockholders in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of Joe's Jeans for the 2014 Annual Meeting of Stockholders (the "Annual Meeting"). All capitalized terms used in this supplement to the Proxy Statement (the "Supplement") and not otherwise defined herein have the meaning ascribed to them in the Proxy Statement. The information in this Supplement is in addition to the information required to be provided to Joe's stockholders under the applicable proxy disclosure rules as set forth in the Proxy Statement. This Supplement is being filed with the Securities and Exchange Commission (the "SEC") and being made available to stockholders on April 10, 2014.

        THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION, AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Removal of Proposal 4 From Stockholder Consideration

        On April 9, 2014, the Board of Directors of Joe's Jeans determined not to seek stockholder approval regarding the proposed amendment to the Joe's Jeans Amended and Restated 2004 Stock Incentive Plan (the "Plan") and has withdrawn Proposal 4 from the agenda for its Annual Meeting of Stockholders to be held on May 8, 2014 (the "Annual Meeting"). Therefore, the Company is no longer proposing to amend the Plan. Proposal 4 is withdrawn and will not be considered or voted upon at the Annual Meeting. All other proposals presented in the Proxy Statement remain on the agenda for the Annual Meeting.

        While the Board of Directors believes that Proposal 4 was appropriately proposed by the Company, upon review and careful consideration of a proxy advisory report, further discussions with management and its advisors and other relevant factors, the Board of Directors has determined that it is in the best interest of its stockholders to withdraw Proposal 4 from stockholder consideration for the upcoming Annual Meeting. The Board of Directors and the Compensation and Stock Option Committee intend to further evaluate the Plan and its policies prior to submitting it to a stockholder vote in the future.

        The Record Date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting has been set and remains as the close of business on March 14, 2014.

As a result of the removal of Proposal 4, the Company notes the following important matters regarding voting:

  •
  The Company will not make available or distribute, and you do not need to sign new proxy cards or submit new voting instructions solely as a result of the removal of Proposal 4.

  •
  Any proxy card or voting instructions received in the future for Proposals 1, 2, 3, 5 and 6 will be valid.

  •
  Proxy cards or voting instructions received with direction on Proposal 4 will not be voted on Proposal 4. Proxy cards or voting instructions received and providing direction on the remaining proposals to be considered at the Annual Meeting (i.e., Proposals 1, 2, 3, 5 and 6) will remain valid, and will be voted on those Proposals as directed.

  •
  If you already submitted a proxy card or voting instructions, you do not need to resubmit proxies or voting instructions with different directions, unless you wish to change votes previously cast on the remaining proposals. You may change your vote at any time prior to the Annual Meeting. See "May I change my vote?" under "Questions and Answers About the Proxy Materials and the Annual Meeting" in the Proxy Statement.

 ADDITIONAL INFORMATION AND WHERE TO FIND IT

        In connection with our annual meeting of stockholders, we previously filed our definitive proxy statement with the SEC and commenced mailing our definitive proxy statement, proxy card and documents incorporated by reference to our stockholders on March 17, 2014. Before making any voting decision, you are urged to read the definitive proxy statement, including the documents incorporated by reference, and all related proxy materials carefully. Copies of the definitive proxy statement, the documents incorporated by reference and all other proxy materials are available at http://www.joesjeans.com/2014proxy.

        We are subject to the informational requirements of the Securities and Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including our definitive proxy statement, through the Internet at the SEC's website at www.sec.gov, or at our website at www.joesjeans.com. You may also read and copy any document that we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

        If you have any questions about our proxy statement or our annual meeting of shareholders, or if you need assistance with the voting procedures, including casting or changing your vote, you should contact Peter Casey of Alliance Advisors, LLC at (973) 873-7710.

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SUPPLEMENT TO THE PROXY STATEMENT FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 8, 2014
ADDITIONAL INFORMATION AND WHERE TO FIND IT